VIPER ENERGY, INC. LIMITED POWER OF ATTORNEY FOR SECTION 13 AND SECTION 16 FILINGS I, Frank C. Hu, of New Cobra Pubco, Inc., a Delaware corporation (which will be renamed Viper Energy, Inc.) (the “Company”) do hereby make, constitute and appoint Kaes Van’t Hof, Austen Gilfillian, Teresa L. Dick and Matt Zmigrosky, and each of them acting individually, as my true and lawful attorneys for the purposes hereinafter set forth, effective as of this 14th day of August, 2025. References in this limited power of attorney to “my Attorney” are to each of the persons named above and to the person or persons substituted hereunder pursuant to the power of substitution granted herein. I hereby grant to my Attorney, for me and in my name, place and stead, the power: 1. To execute for and on my behalf, in my capacity as a shareholder of the Company, any Schedule 13D and Schedule 13G, and all and any amendments thereto, in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”); 2. To execute for and on my behalf, in my capacity as a shareholder, director or officer of the Company, any Form 3, Form 4, and Form 5, and all and any amendments thereto, in accordance with Section 16(a) of the Exchange Act; 3. To do and to perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5, or any amendment thereto, and to timely file such schedule, form or amendment thereto with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; and 4. To take any other action of any type whatsoever that, in the opinion of my Attorney, may be necessary or desirable in connection with the foregoing grant of authority, it being understood that the documents executed by my Attorney pursuant to this limited power of attorney shall be in such form and shall contain such terms and conditions as my Attorney may approve. I hereby grant to my Attorney full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my Attorney shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted. I acknowledge and agree that neither my Attorney nor the Company is assuming any of my responsibilities to comply with the Exchange Act. This limited power of attorney shall remain in full force and effect until I am no longer required to file any Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 with respect to my holdings of, and transactions in, securities of the Company, unless earlier revoked by me in a signed writing delivered to each of my Attorneys and the substitutes therefore, if any. This limited

-2- power of attorney may be filed with the SEC as a confirming statement of the authority granted herein. By execution of this limited power of attorney, I hereby revoke all previous powers of attorney granted concerning the subject matter herein effective as of the date hereof. IN WITNESS WHEREOF, I have hereunto set my hand to this instrument on the date first above written. /s/ Frank C. Hu Frank C. Hu A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. STATE OF CALIFORNIA COUNTY OF LOS ANGELES On August 14, 2025 before me, Monique Montanez Notary Public, personally appeared Frank C. Hu, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. /s/ Monique Montanez Notary Public [Affix Notary Seal]